IQST – iQSTEL Eliminates All Debt In Form Of Notes Becoming Debt Free Company

New York, NY – February 17, 2021 – iQSTEL, Inc. (USOTC: IQST), an international provider of Telecom, Technology, Fintech and Blockchain solutions, today announced that it has eliminated all remaining debt from its balance sheet associated with any Promissory Note. With the exception of routine operational payables, the Company is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements.

“Since the fourth quarter of 2020, we have eliminated over $3.3 million of debt from our balance sheet, which not only strengthens our financial condition, but also improves our financial performance as net income is no longer burdened with interest expense. Eliminating all debt is a key milestone as we prepare for a potential up-list onto a major stock exchange,” commented Leandro Iglesias, iQSTEL’s CEO.

“With our strengthened balance sheet, we can better focus on our growth strategy and the development of our Telecom (SMS, VoIP, 5G Fiber-Optic Network), Technology (IoT Smart Gas/Tank/EV Platforms & iQBatteries for EV), Fintech (Visa Debit Card & Remittances) and Blockchain Platforms (MNPA & Settlement/Payments Marketplace) segments, with a keen eye on maximizing shareholder value. We look forward to continuing to report further corporate execution, as well as our progress in the up-listing process,” added Mr. Iglesias.

Through an agreement with its Promissory Note holders, IQST exchanged IQST restricted common shares to eliminate outstanding Promissory Note balances.

Under the agreement with the Promissory Note holders, the issued shares will be priced at $0.68 each, and will be restricted for a period of six months from the date of issuance. The debt holders have one year from the date of execution of the agreement to request the issuance of the shares totaling 2,230,400. As a result of the execution of the agreement, each Promissory Note will be considered paid in full.

About iQSTEL Inc.:

iQSTEL Inc (OTC: IQST) (www.iQSTEL.com) is a US-based publicly-listed company offering leading-edge Telecommunication, Technology and Fintech Services for Global Markets, with presence in 13 countries. The company provides services to the Telecommunications, Electric Vehicle (EV), Liquid Fuel Distribution, Chemical and Financial Services Industries. iQSTEL has 4 Business Divisions: Telecom, Technology, Fintech and Blockchain, with worldwide B2B and B2C customer relations operating through its subsidiaries: Etelix, SwissLink, QGlobal SMS, SMSDirectos, IoT Labs, Global Money One and itsBchain. The Company has an extensive portfolio of products and services for its clients: SMS, VoIP, 4G & 5G international infrastructure connectivity, Cloud-PBX, OmniChannel Marketing, IoT Smart Electric Vehicle Platform, iQ Batteries for Electric Vehicles, IoT Smart Gas Platform, IoT Smart Tank Platform, Visa Debit Card, Money Remittance, Mobile Number Portability Application MNPA (Blockchain Platform) and Settlement & Payments Marketplace (Blockchain Platform).

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com